As filed with the Securities and Exchange Commission on November 25, 1998
                                                    Registration No. 333- ______

 ______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                        ______________________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                         ADVANCED MICRO DEVICES, INC.
            (Exact name of Registrant as specified in its charter)

             Delaware                              94-1692300
     (State of Incorporation)        (I.R.S. Employer Identification No.)

                One AMD Place, Sunnyvale, California 94088-3453
          (Address of Principal Executive Office Including Zip Code)

                         ADVANCED MICRO DEVICES, INC.
                           1998 STOCK INCENTIVE PLAN
                           -------------------------
                           (Full title of the plan)

                                Thomas M. McCoy
             Senior Vice President, General Counsel and Secretary
                 Advanced Micro Devices, Inc., One AMD Place,
                          Sunnyvale, California 94088
                                (408) 732-2400
           (Name, address and telephone number of agent for service)

                                   Copy to:
                               Scott P. Spector
                              Fenwick & West LLP
                             Two Palo Alto Square
                              Palo Alto, CA 94306

--------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                        Proposed
                                                         Maximum
Title of                        Amount                  Offering              Proposed Maximum
Securities to                   to be                   Price per            Aggregate Offering           Amount of
Be Registered                 Registered                Share (1)                  Price               Registration Fee
--------------------------------------------------------------------------------------------------------------------------

Common Stock                   4,700,000             $27.03125                 $127,046,875               $35,319
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the New York Stock Exchange on November 23, 1998.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration
Statement:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997, and Amendment 2 thereto on Form 10-K/A dated September 24, 1998, and Amendment 1 thereto on Form 10-K/A dated April 17, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which Annual Report contains audited financial statements for the fiscal year ended December 28, 1997;

         2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1998, June 28, 1998 and March 29, 1998, and current reports on Form 8-K dated October 23, 1998, July 22, 1998, July 9, 1998, May 8, 1998, April 14, 1998 and January 27, 1998, filed pursuant to Section 13(a) of the Exchange Act; and

         3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on September 14, 1979 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Delaware General Corporation Law provides for the indemnification of officers and directors under certain conditions. The Bylaws of the Registrant permit indemnification to the maximum extent permitted by Delaware law. In addition, the Registrant is bound by agreements with certain of its directors and officers which obligate it to indemnify such persons in various circumstances. The Registrant has in effect a director and officer liability insurance policy indemnifying the Registrant and the officers and directors of the Registrant and officers and directors of the Registrant's subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act of 1933. The Registrant pays the entire premium of this policy. The Registrant's Certificate of Incorporation contains a provision which eliminates the personal liability of directors of the Registrant for monetary damages for certain breaches of fiduciary duty, as permitted by
Section 102(b)(7) of the Delaware General Corporation Law.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------------

The following exhibits are filed herewith:

Exhibit No.   Description
-----------   -----------

4.01          Registrant's Restated Certificate of Incorporation.

4.02 Registrant's Bylaws, as amended, filed as Exhibit 3.2 to the Company's Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, is hereby incorporated by reference.

4.03          Registrant's 1998 Stock Incentive Plan.

5.01          Opinion of Fenwick & West LLP

23.01         Consent of Counsel (included in Exhibit 5.01)

23.02         Consent of Ernst & Young LLP, Independent Auditors

24.01         Power of Attorney (See page II-5)


Item 9.  Undertakings.
         ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Advanced Micro Devices, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 20, 1998.

                                   ADVANCED MICRO DEVICES, INC.


                                   By:  /s/ Francis P. Barton
                                        ---------------------
                                        Francis P. Barton
                                        Senior Vice President, and
                                        Chief Financial Officer

                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below constitutes and appoints W.J. Sanders III and Francis P. Barton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                   Title                                         Date
-----------------------------------      ----------------------------------------      ----------------------------------------

/s/ W.J. Sanders III                        Chairman of the Board and Chief               November 16, 1998
-----------------------------------         Executive Officer
W.J. Sanders III                            (Principal Executive Officer)

/s/ Francis P. Barton                       Senior Vice-President and Chief               November 20, 1998
-----------------------------------         Financial Officer
Francis P. Barton

/s/ Friedrich Baur                          Director                                      November 16, 1998
-----------------------------------
Friedrich Baur

/s/ Charles M. Blalack                      Director                                      November 16, 1998
-----------------------------------
Charles M. Blalack

/s/ R. Gene Brown                           Director                                      November 16, 1998
-----------------------------------
R. Gene Brown

/s/ Richard Previte                         Director, President, Co-Chief                 November 17, 1998
-----------------------------------         Operating Officer and Member of the
Richard Previte                             Office of the CEO,


/s/ S. Atiq Raza                            Director, Co-Chief Operating                  November 16, 1998
-----------------------------------         Officer, Chief Technical Officer and
S. Atiq Raza                                Member of the Office of the CEO


/s/ Joe L. Roby                             Director                                      November 18, 1998
-----------------------------------
Joe L. Roby

/s/ Leonard Silverman                       Director                                      November 16, 1998
-----------------------------------
Leonard Silverman

                               INDEX TO EXHIBITS
                               -----------------


Exhibit Number    Exhibit
--------------    --------

Exhibit No.       Description
-----------       -----------

4.01              Registrant's Restated Certificate of Incorporation

4.02 Registrant's Bylaws, as amended, filed as Exhibit 3.2 to the Company's Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, is hereby incorporated by reference.

4.03              Registrant's 1998 Stock Incentive Plan.

5.01              Opinion of Fenwick & West LLP

23.01             Consent of Counsel (included in Exhibit 5.01)

23.02             Consent of Ernst & Young LLP, Independent Auditors

24.01             Power of Attorney (See page II-5)